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                                                                 EXHIBIT 10.8


                               SECOND AMENDMENT TO
                              WARRANT AGREEMENT OF
                         NATIONAL AIRMOTIVE CORPORATION


      SECOND AMENDMENT (the "Amendment") dated December 20, 1996 between National Airmotive Corporation, a California corporation (the "Company"), First Aviation Services Inc., a Delaware corporation and sole shareholder of the Company ("FASI"), and Canpartners Investments IV, LLC, a California limited liability company ("Warrant Holder").

      PRELIMINARY STATEMENTS:

      A. The Company and the Warrant Holder are parties to that certain Warrant Agreement, dated June 1, 1995, as amended by that certain First Amendment to Warrant Agreement, dated June 13, 1996 (the "Warrant Agreement"). The Company, FASI and the Warrant Holder desire to amend certain terms and conditions of the Warrant Agreement.

      B. FASI proposes to conduct a firm underwritten public offering of shares of its Common Stock, par value $.01 per share ("FASI Shares").

      C. The Warrant Holder acknowledges that FASI is entitled to conduct a public offering of its securities without the consent of the Warrant Holder, and FASI acknowledges that conducting a public offering of its securities will not affect any rights or agreements the Warrant Holder presently has with respect to the Company except as specified herein or in written amendments to any such agreements.

      D. If, on or before March 31, 1997, FASI consummates an initial public offering of FASI Shares pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, that yields $10.0 million or more in net proceeds (a "Qualified IPO"), the Warrant Holder, the Company and FASI desire the Warrants to be exercisable for FASI Shares and to be exercised in full concurrent with consummation of a Qualified IPO.

      SECTION 1. GENERAL. Capitalized terms used in this Amendment without definition shall have the meanings prescribed for such terms in the Warrant Agreement. This Amendment shall be deemed effective only immediately after the recapitalization of FASI to replicate at FASI the capital structure of the Company with FAI Inc. as the sole shareholder of FASI.

      SECTION 2. AMENDMENT TO THE WARRANT AGREEMENT. Effective as of the date hereof:

            a. EXERCISE OF THE WARRANTS FOR FASI SHARES. Concurrent with the consummation of a Qualified IPO by FASI on or before March 31, 1997, the Warrants shall be deemed exercised in full for 200,364 shares (the "FASI Shares") of


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      FASI Common Stock and no shares of the Company shall be issued pursuant to the Warrants. Concurrent with the deemed exercise of the Warrants, the Warrant Holder shall pay the Warrant Price ($0.35 per share) in full to FASI. At the election of the Warrant Holder, the exercise price of the Warrant shall be paid through the reduction of the management fees payable to Canpartners Investments IV, LLC pursuant to Section 2.3 of the Amended and Restated Shareholders Agreement upon the occurrence of a Deemed Exercise Event by an amount equal to the aggregate Warrant Price. Except for a deemed exercise in connection with the consummation of a Qualified IPO by FASI on or before March 31, 1997, the Warrants shall not be exercisable for shares of FASI Common Stock.

              The provisions of Section 2.2 and Section 6 of the Warrant Agreement shall be applicable after the date hereof with respect to the exercise of the Warrant for FASI Shares and, in each instance, with respect to action by FASI rather than actions by the Company; provided, however, that a stock dividend by FASI is not deemed to be a Deemed Exercise Event and in the event of a stock dividend by FASI the number of Warrant Shares and the Warrant Price shall be adjusted in the manner provided in Section 6 for stock splits.

            b. REGISTRATION RIGHTS. If the Warrants are exercised in accordance with Section 2(a) of this Amendment, the registration rights set forth in Sections 7.1 through 7.4 of the Warrant Agreement shall be applicable to the FASI Shares.

      SECTION 3. TERMINATION OF AMENDMENT. This Amendment shall be of no force or effect and shall terminate if a Qualified IPO is not consummated on or before March 31, 1997.

      SECTION 4. REFERENCE TO AND EFFECT ON THE WARRANT AGREEMENT. Upon and throughout the effectiveness of this Amendment, each reference in the Warrant Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Warrant Agreement shall mean and be a reference to the Warrant Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default or any other right, power or remedy of the Warrant Holder under the Warrant Agreement nor constitute a waiver of any provision of the Warrant Agreement, except to the extent specified in Section 2 above.

      SECTION 5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws. The parties hereto agree to submit to the jurisdiction of the Courts of the State of California in any action or proceeding arising out of or relating to this Amendment or the Warrant Agreement, as amended.

      SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

      SECTION 7. CAPTIONS. The captions of the Sections of this Amendment have been inserted for convenience only and shall have no substantive effect.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day, month and year first above written.


                              THE COMPANY AND WARRANT AGENT:

                              NATIONAL AIRMOTIVE CORPORATION,
                              a California corporation


                              By:   ________________________________
                              Name: ________________________________
                              Title: ________________________________


                              FASI:

                              FIRST AVIATION SERVICES INC.
                              a Delaware corporation


                              By:   ________________________________
                              Name: ________________________________
                              Title: ________________________________


                              THE WARRANT HOLDER:

                              CANPARTNERS INVESTMENTS IV, LLC
                              a California limited liability company



                              By:   ________________________________
                              Name: ________________________________
                              Title: ________________________________

                              Address:

                              9665 Wilshire Boulevard, Suite 200
                              Beverly Hills, California 90212


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